UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Legg Mason, Inc.

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The following FAQs were posted on Legg Mason’s internal website on February 18, 2020.

Transaction Frequently Asked Questions

This document is provided for Internal Use Only and should not be distributed externally in electronic or hard copy form without explicit approval from LMIS Compliance. Doing so would violate LMIS policy.

THE INTRODUCTION

Today, Franklin Templeton and Legg Mason announced they have entered into a definitive merger agreement under which Franklin Templeton will acquire Legg Mason in an all-cash transaction valued at approximately US$4.5 billion, or $50.00 per share of common stock. The combination is expected to close by the third calendar quarter of 2020.

THE WHAT

The acquisition will establish Franklin Templeton as one of the world’s largest independent, specialized global investment managers. By adding Legg Mason’s $806 billion AUM to Franklin’s $688 billion AUM, the combined company would have approximately $1.5 trillion AUM as of January 30, 2020.

Based in San Mateo, CA, Franklin Templeton provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries.

Upon closing, the company’s leaders will be Jenny Johnson, who’s the president and CEO of Franklin Templeton, and Greg Johnson, who is executive chairman of the board of Franklin Resources, Inc., the holding company.

Franklin Templeton has committed to preserving the investment autonomy of our affiliates, ensuring that their investment philosophies, processes and brands remain unchanged. There will be no changes to the senior management teams of the affiliates.

EnTrust Global will be acquired by its management at closing and will not be a part of the combined business.

THE WHY

Franklin Templeton and Legg Mason have expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions.

The combined company will significantly deepen Franklin Templeton’s presence in key geographies and create an unparalleled investment platform that is well balanced between institutional and retail client AUM. In addition, the combined platform creates a strong separately managed account business.

This transaction unlocks substantial value and growth opportunities driven by greater scale, diversity and balance across investment strategies, distribution channels and geographies.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce Investment Partners | Western Asset

It will also enhance the combined company’s strategic positioning and long-term growth potential, while also delivering on our shared goal of creating a more balanced and diversified organization.

The complementary global footprint creates a strong distribution operation in both the retail and institutional channels while significantly deepening Franklin Templeton’s presence in key focus countries, including the U.K., Japan and Australia.

Process and Timeline Questions

1.	When do you expect the deal to close?

This transaction is subject to customary closing conditions, including receipt of applicable regulatory approvals and approval by Legg Mason’s stockholders, and is expected to close by the end of the third calendar quarter of 2020.

2.	How will the integration be managed?

Post-closing, integration will be a joint process with functional leaders from both organizations developing plans and executing. Ensuring a smooth transition and uninterrupted service for our clients is our highest priority. More information on how integration will be managed will be forthcoming.

3.	What happens between now and closing?

Between now and closing, you will be focused on business as usual and certain integration-related matters. Your manager will work with you to help you prioritize your work just as he/she does now.

4.	Will my manager stay the same?

Between now and close, you will continue to report to a Legg Mason manager.

5.	What is expected of me during the integration period?

Your manager or department leadership will discuss expectations during the transition period. You will be asked to focus on your currently assigned duties and you may be responsible for sharing historical and current knowledge regarding process and function, and for completing outstanding deliverables.

6.	What if the deal does not close?

It is fully expected that the deal will close.

7.	Will my job be eliminated?

While cost synergies have not been a strategic driver of the transaction, there are opportunities to realize efficiencies through parent company rationalization and global distribution optimization and a number of positions will be eliminated.

The goal is to combine Legg Mason and Franklin Templeton with as little disruption as possible. We will be working closely to finalize integration plans, which includes retaining the best talent across both firms. We expect that employees will know their disposition by closing; should your position be eliminated, you will be treated as Legg Mason has always treated its employees – with fairness, dignity and respect.

Employment at Franklin Templeton, Benefits, Severance, Technology and Financial Questions

8.	Will there still be offices located in Baltimore, Stamford, New York and internationally?

As with any acquisition, the pending integration of Legg Mason’s holding company organization into Franklin Templeton’s will take time and will only commence after careful and deliberate consideration; this includes decisions around locations.

The combined company headquarters will be in San Mateo, CA.

9.	What happens to my Legg Mason stock?

Under the terms of the transaction, Franklin Templeton will acquire Legg Mason common stock for $50 per share in cash.

10.	How does the acquisition affect my benefits?

We are working with the team at Franklin Templeton to finalize details about the transfer of benefits and expect to have more information soon. Franklin Templeton offers a competitive full range of benefits.

11.	What happens to my Legg Mason 401(k)?

The Legg Mason 401(k) plan will terminate before closing and you’ll be able to participate in the Franklin Templeton 401(k) plan once you transition to Franklin Templeton benefits.

You’ll have distribution options for your Legg Mason 401k balance; all details around the 401(k) transition will be explained further during employee orientation.

We anticipate a smooth transition given that Franklin Templeton also uses Merrill as the 401k recordkeeper.

12.	Will Franklin Templeton honor my years of service?

Yes, your years of service at Legg Mason will be honored towards tenure-based benefits (e.g. vacation accrual and 401(k) vesting).

13.	Will there be headcount reductions?

While cost synergies have not been a strategic driver of the transaction, there are opportunities to realize efficiencies through parent company rationalization and global distribution optimization. There will be job eliminations.

However, the goal is to combine Legg Mason and Franklin Templeton with as little disruption as possible. We will be working closely to finalize integration plans which includes retaining the best talent across both firms.

14.	How will details around the transition to Franklin Templeton be communicated to me?

Franklin Templeton understands that integration will take time and careful consideration and expects to treat decisions regarding headcount or changes in roles and responsibilities thoughtfully. They understand the importance of timely communication to our employees, and they and we are committed to a fair and transparent process for our employee base; we will update you as decisions are made.

15.	If my job is eliminated, will there be a severance package?

Legg Mason offers a competitive severance and retention package. We are working with Franklin Templeton’s HR team to finalize those details and expect to treat our departing employees with the same fairness and consideration that Legg Mason always has. We understand how important this information is to you and will communicate the details of the severance and retention package when they are final.

Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Various forward-looking statements in this communication relate to the acquisition by Franklin of Legg Mason, including regarding expected scale opportunities, operating efficiencies and results, growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, cost and expense synergies, financial benefits or returns, accretion and integration costs.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Legg Mason stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt Franklin’s and Legg Mason’s business operations (including the threatened or actual loss of employees, clients or suppliers); (iv) Franklin or Legg Mason could experience financial or other setbacks if the transaction encounters unanticipated problems; (v) anticipated benefits of the transaction, including the realization of revenue, accretion, financial benefits or returns and expense and other synergies, may not be fully realized or may take longer to realize than expected; and (vi) Franklin may be unable to successfully integrate Legg Mason’s businesses with those of Franklin or to integrate the businesses within the anticipated timeframe.

Other important factors that may affect our business or the combined business’ future operating results, include, but are not limited to: (i) volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results; (ii) the amount and mix of assets under management (“AUM”) are subject to significant fluctuations; (iii) the significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets; (iv) harm to our, or Legg Mason’s, reputation may negatively impact revenues and income; (v) Franklin may review and pursue other strategic transactions that could pose risks to our business operations; (vi) strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in their market share, revenues and income; (vii) the ability to manage and grow our business and the combined business successfully can be impeded by systems and other technological limitations; (viii) dependence on key personnel could negatively affect financial performance; (ix) the businesses are subject to extensive, complex, and frequently changing rules, regulations, policies, and legal interpretations; (x) our contractual obligations may subject us to indemnification costs and liability to third parties; (xi) any significant limitation, failure or security breach of information and cyber security infrastructure, software applications, technology or other systems that are critical to operations could disrupt the businesses and harm operations and reputation; and (xi) regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with the businesses, could adversely impact AUM, increase costs and negatively impact profitability and/or our future financial results. For a detailed discussion of other risk factors, please refer to the risks, uncertainties and factors described in Franklin’s and Legg Mason’s recent filings with the U.S. Securities and Exchange Commission (“SEC”), including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports.

All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Franklin and Legg Mason undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Legg Mason by Franklin. In connection with the proposed merger, Legg Mason will file with the SEC and furnish to Legg Mason’s stockholders a proxy statement on Schedule 14A and other relevant documents concerning the proposed transaction. Stockholders and other investors are urged to read the proxy statement and any other relevant documents filed with the SEC in respect of the proposed transaction, as well as any amendments or supplements to those materials carefully and in their entirety, when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties thereto.

Stockholders and other investors will be able to obtain the proxy statement and the filings that will be incorporated by reference in the proxy statement, as well as other filings containing information about Legg Mason or Franklin, free of charge, when they are filed, at the website maintained by the SEC at http://www.sec.gov. Copies of these documents can also be obtained, free of charge, when they are filed, by directing a request to Legg Mason, 100 International Drive, Baltimore, MD 21202, (410) 539-0000, or by visiting Legg Mason’s investor relation site at ir.leggmason.com or Franklin

Resources, One Franklin Parkway, San Mateo, CA 94403, (650) 312-2000, or by visiting Franklin’s investor relation site at investors.franklinresources.com. The information on Legg Mason’s and Franklin’s websites is not, and shall not be deemed to be, a part of this filing or incorporated into other filings either company makes with the SEC.

Franklin, Legg Mason and their respective directors and executive officers and certain other members of management and employees of Legg Mason and Franklin may be deemed participants in the solicitation of proxies from stockholders of Legg Mason in respect of the proposed transaction. Information regarding the interests of these persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Legg Mason in connection with the proposed transaction will be included in the proxy statement described above when it becomes available. Additional information regarding Franklin’s executive officers and directors is available in its proxy statement filed with the SEC by Franklin on December 26, 2019 and additional information regarding Legg Mason’s executive officers and directors is available in its proxy statement filed with the SEC by Legg Mason on June 20, 2019. These documents can be obtained free of charge as described in the preceding paragraph.]

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The following memo was posted on Legg Mason’s internal website on February 18, 2020.

Legg Mason and Franklin Templeton Announce Merger Agreement

This document is provided for Internal Use Only and should not be distributed externally in electronic or hard copy form without explicit approval from LMIS Compliance. Doing so would violate LMIS policy.

TALKING POINTS: KEY STRATEGIC BENEFITS OF THIS TRANSACTION

High Level Points

The addition of multiple, world-class investment organizations establishes the combined company as one of the world’s largest independent, specialized global investment managers, with $1.5 trillion in assets under management as of January 31, 2020, across a broad range of high-quality investment teams.

The transaction enhances the combined company’s strategic positioning and long-term growth potential while also delivering on Franklin Templeton’s goal of creating a more diversified and balanced organization, providing investment advice to more clients in more places.

The complementary global footprint creates a distribution powerhouse (retail and institutional), while significantly deepening Franklin Templeton’s presence in key focus countries (e.g., U.K., Japan, Australia).

The transaction preserves Franklin Templeton’s financial strength and stability with modest leverage, significant liquidity and strong cash flow to provide ongoing flexibility to invest in further growth and innovation.

Supporting Points

The transaction adds leadership and strength in global active fixed income (Western and Brandywine Global), active equities (Clearbridge, Martin Currie, Royce, Brandywine Global) and real estate (Clarion), with limited overlap across multiple world-class brands and distribution channels.

The broader range of high-quality investment strategies will maximize the full potential of the combined company’s distribution force.

The transaction creates an organization that is evenly balanced between institutional and retail AUM.

The transaction unlocks substantial shareholder value through efficiency and growth opportunities driven by greater scale, diversity and balance across products, distribution and geography.

Franklin Templeton will take a pragmatic approach to the integration as well as collaboration with the affiliates, building on complementary strengths while minimizing disruption to clients and employees.

The transaction significantly enhances Franklin Templeton’s ability to deliver its investment expertise via clients’ vehicle of choice, particularly retail SMAs, where it will be a leading franchise, and expanded active ETF offerings.

The affiliates bring additional investment expertise to bolster Franklin Templeton’s product offerings.

The transaction opens new channels for growth of Legg Mason’s strategies in the 11 additional countries where Franklin has distribution offices, including Canada and India, as well as the Gulf, Eastern Mediterranean and Latin American regions.

Q&A TOPICS

1. STRATEGIC RATIONALE
2. TRANSACTION STRUCTURE
3. AFFILIATES / INVESTMENT TEAMS
4. DISTRIBUTION RELATED
5. PARENT COMPANY INTEGRATION / SYNERGIES
6. FINANCIAL IMPACT
7. COMPANY BACKGROUND
8. CLIENT BENEFITS

STRATEGIC RATIONALE

1.1	What made Franklin Templeton a good fit for Legg Mason?

We view Franklin Templeton as an ideal partner. They share our vision of the future of our industry. They have a strong and proud client-focused culture. They believe in a collaborative approach to business and they are good people who understand our “no chalk” approach.

The complementary global footprint creates a strong distribution operation in both the retail and institutional channels while significantly deepening Franklin Templeton’s presence in key focus countries, including the U.K., Japan and Australia.

Ultimately, this transaction will be good for our clients: the combined organization has financial strength with modest leverage, significant liquidity and strong cash flow to provide ongoing flexibility to invest in further growth and innovation.

1.2	Why make this deal now?

The disruption that we’ve seen in our industry for several years is going to continue to drive consolidation. By being proactive, we are in a better place than we would be otherwise. We believe Franklin Templeton is the right partner for our clients and, ultimately, for the employees who continue on with the combined company.

From Franklin Templeton’s point of view, Legg Mason represents a unique opportunity that provides them with a number of compelling strategic benefits that would be difficult to replicate through other transactions or would take much longer to execute through a series of separate transactions.

1.3	Why is this transaction a good fit from the perspective of Legg Mason and its clients?

We believe the complementary nature of our businesses makes this a very compelling transaction and will create a much more balanced and diversified global organization. In previous transactions, Franklin Templeton has successfully preserved the autonomy of organizations and maintained the strengths of the investment process.

Legg Mason’s affiliates will have the opportunity to leverage Franklin Templeton’s global infrastructure, including ongoing investment in financial technology initiatives, while clients can take comfort in the combined firm’s financial strength and aligned interests.

1.4

Legg Mason has had negative or flat flows for the last several years, as has Franklin Templeton. What makes you believe the transaction will reverse this trend? Are you just creating a larger melting ice cube by doubling down on active management?

While this transaction creates a leading global asset manager with $1.5 trillion in AUM, it is not driven by cost synergies. Rather, it addresses strategic gaps and positions the combined company for future growth.

For example, the combination of our two distribution platforms should serve to enhance organic growth for the combined entity as it expands our global presence in key growth markets around the world and broadens product offerings with a greater range of specialized, high-quality investment capabilities.

TRANSACTION STRUCTURE

2.1	What is the total cost of the transaction?

Under the terms of the agreement, Franklin will acquire 100% of Legg Mason’s outstanding shares for $50 per share, or approximately $4.5 billion of equity value. They will also assume our existing assets and liabilities, including approximately $2 billion of debt.

2.2	Does the transaction include retention arrangements for key employees / executives / managers?

We will have strong existing and enhanced long-term retention mechanisms across the combined organization.

2.3	Why did EnTrust Global buy itself back?

EnTrust management expressed interest in repurchasing their business, and after careful consideration, all parties were supportive of the idea.

2.4	Will investment affiliate revenue share arrangements change?

Franklin does not intend to disrupt the investment decisions, operations and personnel of the affiliates. At this stage, the primary focus is successfully integrating Legg Mason’s corporate operations with Franklin Templeton post-closing and maximizing the efficiency of the combined global distribution organization. Consequently, revenue share arrangements will remain in place for certain investment organizations.

2.5	When will the transaction close?

The transaction is subject to customary closing conditions and we expect it to close by the third calendar quarter of 2020.

AFFILIATES / INVESTMENT TEAMS

3.1	Will the investment affiliates remain stand-alone investment groups or will they be integrated into existing Franklin Templeton investment areas?

Franklin is focused on preserving the autonomy of each affiliate. No changes are planned to the management of any affiliate. No changes are planned for the brands of any affiliate.

3.2	Is there significant overlap between Legg Mason and Franklin Templeton? Will teams be integrated or funds merged?

This transaction will add differentiated capabilities to Franklin Templeton’s existing investment strategies with minimal overlap. We are bringing notable leadership and strength in core fixed income, active equities and alternatives to Franklin.

It also creates an expanded multi-asset solutions capability, a key growth area for both firms amid increasing client demand for comprehensive, outcome-oriented investment solutions.

No notable fund consolidations are planned. In fact, Franklin Templeton analyzed the various investment strategies and found that the companies’ respective offerings are complementary and there is very limited overlap in the context of both product categories and distribution channels.

Furthermore, a much larger portion of our business in the U.S. is institutional vs. Franklin’s more retail-oriented business. Legg Mason also has deeper penetration of certain fee-based channels in the wirehouses, while Franklin Templeton has a strong presence in independent channels.

DISTRIBUTION RELATED

4.1	You highlighted geographic footprint as a source of growth. Could you give some examples of where you see notable/material opportunities?

Legg Mason has a notable presence in key markets such as the U.K., Japan and Australia that complement Franklin’s distribution resources on the ground in an additional 15 countries, presenting compelling opportunities to expand the distribution of Legg Mason strategies in those as well as the more than 170 countries where Franklin has clients.

4.2	How does Franklin view our strong position in the retail SMAs?

Much as many of our investment affiliates have leveraged ClearBridge’s SMA capability, growing retail SMAs is an area of emphasis for Franklin Templeton.

4.3	Is Franklin targeting institutional clients, retail clients or both?

Our large institutional client base (~75% institutional) is highly complementary to Franklin’s, which is largely retail focused (~72% retail). This creates a combined company that will be evenly balanced between institutional and retail assets.

Additionally, our penetration of fee-based retail platforms, leadership in the retail SMA space and valuable ActiveShares technology via Precidian add important diversification to Franklin’s retail offerings.

4.4	Does Franklin intend to continue the process of acquiring a majority position in Precidian?

Yes. In fact, Franklin is considering expanding its existing U.S. ETF range to include semi-transparent active ETFs.

PARENT COMPANY INTEGRATION / SYNERGIES

5.1	What role will Legg Mason’s executive management team have going forward in the combined company?

Each member of Legg Mason’s executive team wants to ensure a smooth transition and they will remain with the company through the closing. Following that, Jenny Johnson will continue on as president and CEO of Franklin Templeton, and Greg Johnson will continue as executive chairman of the Board of Franklin Resources, Inc.

5.2	Will there be any headcount reductions as a result of this transaction?

Franklin’s near-term focus is rationalizing the combined parent companies and optimizing their distribution capabilities, with the majority of that work to be completed in the first year. As with any acquisition, integration will take time. After closing, following careful and deliberate consideration, decisions regarding headcount or changes in roles and responsibilities will be made in due course.

CLIENT BENEFITS

6.1	What are the benefits for clients?

Ultimately, this transaction will be good for our clients: the combined organization has financial strength with modest leverage, significant liquidity and strong cash flow to provide ongoing flexibility to invest for the future.

The combined company will be able to better deliver for our clients with greater choice, broader access and the necessary capacity for investment in growth and innovation, which we expect will significantly increase.

Franklin Templeton is an ideal partner. They share our vision of the future of our industry. They have a strong and proud client-focused culture. They believe in a collaborative approach to business and they are good people who operate in an ethical way.

6.2	How will you communicate how clients will engage with the respective distribution platforms post-close?

This is a complicated transaction that reflects the complexity of our organization and our business model. Now that we’ve signed the agreement, we will move quickly to provide information that is as complete as possible to our clients. The process of combining and optimizing the global distribution resources will take time and careful consideration. Your current client contacts remain in place pre-close and, as we undergo this process, post-close.

6.3	Are there new services that you’ll be able to offer clients as a result of the combination?

The combined company will have expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. This transaction will significantly deepen the company’s presence in key geographies and create an unparalleled investment platform that is well balanced between institutional and retail client AUM. In addition, the combined platform creates a strong separately managed account business.

6.4	How will you maintain performance and service levels while you manage such a complex integration?

We certainly want to minimize disruption to our clients, and we intend to take a pragmatic approach to the integration. Franklin Templeton will be working closely with Legg Mason between now and the time of the closing, which is expected to be by the third calendar quarter of 2020. In the interim, all of our employees and business partners will continue to proceed with business as usual so clients should not notice anything different.

6.5	Will this impact existing management contracts?

Franklin Templeton will preserve the autonomy of Legg Mason’s affiliates, ensuring that their investment philosophies, processes and brands remain unchanged. There will be no changes to the senior management teams of the affiliates. Management contracts remain the same.

After careful consideration, Legg Mason affiliate EnTrust Global will repurchase its business but EnTrust will maintain an ongoing relationship with Franklin Templeton.

6.6	Will there be any changes in how we work together? Will I have a new client contact after close?

Your current client contacts remain in place pre-close to answer questions as information becomes available. As we expect the process of optimizing the distribution organization to be thoughtful, we also expect that you’ll experience continuity of client interactions post-close until decisions are made.

6.7	How do you think you can enhance the distribution organization from a product and channel standpoint?

Franklin Templeton and Legg Mason have expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions.

The combined company will significantly deepen Franklin Templeton’s presence in key geographies and create an unparalleled investment platform that is well balanced between institutional and retail client AUM. In addition, the combined platform creates a strong separately managed account business.

This transaction unlocks substantial value and growth opportunities driven by greater scale, diversity and balance across investment strategies, distribution channels and geographies.

The complementary global footprint creates a strong distribution operation in both the retail and institutional channels while significantly deepening Franklin Templeton’s presence in key focus countries, including the U.K., Japan and Australia.

6.8	Where should clients go to get more information about the transaction?

Clients will receive a letter outlining today’s announcement. You can reach out to your clients with more information as it becomes available.

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Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Various forward-looking statements in this communication relate to the acquisition by Franklin of Legg Mason, including regarding expected scale opportunities, operating efficiencies and results, growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, cost and expense synergies, financial benefits or returns, accretion and integration costs.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Legg Mason stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt Franklin’s and Legg Mason’s business operations (including the threatened or actual loss of employees, clients or suppliers); (iv) Franklin or Legg Mason could experience financial or other setbacks if the transaction encounters unanticipated problems; (v) anticipated benefits of the transaction, including the realization of revenue, accretion, financial benefits or returns and expense and other synergies, may not be fully realized or may take longer to realize than expected; and (vi) Franklin may be unable to successfully integrate Legg Mason’s businesses with those of Franklin or to integrate the businesses within the anticipated timeframe.

Other important factors that may affect our business or the combined business’ future operating results, include, but are not limited to: (i) volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results; (ii) the amount and mix of assets under management (“AUM”) are subject to significant fluctuations; (iii) the significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets; (iv) harm to our, or Legg Mason’s, reputation may negatively impact revenues and income; (v) Franklin may review and pursue other strategic transactions that could pose risks to our business operations; (vi) strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in their market share, revenues and income; (vii) the ability to manage and grow our business and the combined business successfully can be impeded by systems and other technological limitations; (viii) dependence on key personnel could negatively affect financial performance; (ix) the businesses are subject to extensive, complex, and frequently changing rules, regulations, policies, and legal interpretations; (x) our contractual obligations may subject us to indemnification costs and liability to third parties; (xi) any significant limitation, failure or security breach of information and cyber security infrastructure, software applications, technology or other systems that are critical to operations could disrupt the businesses and harm operations and reputation; and (xi) regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with the businesses, could adversely impact AUM, increase costs and negatively impact profitability and/or our future financial results. For a detailed discussion of other risk factors, please refer to the risks, uncertainties and factors described in Franklin’s and Legg Mason’s recent filings with the U.S. Securities and Exchange Commission (“SEC”), including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports.

All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Franklin and Legg Mason undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Legg Mason by Franklin. In connection with the proposed merger, Legg Mason will file with the SEC and furnish to Legg Mason’s stockholders a proxy statement on Schedule 14A and other relevant documents concerning the proposed transaction. Stockholders and other investors are urged to read the proxy statement and any other relevant documents filed with the SEC in respect of the proposed transaction, as well as any amendments or supplements to those materials carefully and in their entirety, when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties thereto.

Stockholders and other investors will be able to obtain the proxy statement and the filings that will be incorporated by reference in the proxy statement, as well as other filings containing information about Legg Mason or Franklin, free of charge, when they are filed, at the website maintained by the SEC at http://www.sec.gov. Copies of these documents can also be obtained, free of charge, when they are filed, by directing a request to Legg Mason, 100 International Drive, Baltimore, MD 21202, (410) 539-0000, or by visiting Legg Mason’s investor relation site at ir.leggmason.com or Franklin

Resources, One Franklin Parkway, San Mateo, CA 94403, (650) 312-2000, or by visiting Franklin’s investor relation site at investors.franklinresources.com. The information on Legg Mason’s and Franklin’s websites is not, and shall not be deemed to be, a part of this filing or incorporated into other filings either company makes with the SEC.

Franklin, Legg Mason and their respective directors and executive officers and certain other members of management and employees of Legg Mason and Franklin may be deemed participants in the solicitation of proxies from stockholders of Legg Mason in respect of the proposed transaction. Information regarding the interests of these persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Legg Mason in connection with the proposed transaction will be included in the proxy statement described above when it becomes available. Additional information regarding Franklin’s executive officers and directors is available in its proxy statement filed with the SEC by Franklin on December 26, 2019 and additional information regarding Legg Mason’s executive officers and directors is available in its proxy statement filed with the SEC by Legg Mason on June 20, 2019. These documents can be obtained free of charge as described in the preceding paragraph.]

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